EXHIBIT 99.1

Woodward Announces Declaration of Dividend

FORT COLLINS, Colo., Sept. 18, 2024 (GLOBE NEWSWIRE) --  Woodward, Inc. (NASDAQ:WWD) today announced that its Board of Directors declared a cash dividend of $0.25 per share for the quarter, payable on December 5, 2024, for stockholders of record as of November 21, 2024.

About Woodward, Inc.

Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Our purpose is to design and deliver energy control solutions our partners count on to power a clean future. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning the company’s cash dividend. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2023 and any subsequently filed Quarterly Report on Form 10-Q.

CONTACT:
Dan Provaznik
Director Investor Relations
970-498-3849
Dan.Provaznik@Woodward.com